Exhibit 9.3

PricewaterhouseCoopers & Associados - Sociedade de Revisores Oficials de Contas, Lda. Palácio Sottomayor Rua Sousa Martins, 1 - 3° 1069-316 Lisboa Portugal Tel +351 213 599 000 Fax +351 213 599 999

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Registration Statement No. 333-52934, No. 333-52934-01, No. 333-80245, No. 333-80245-01, No. 333-70636, No. 333-07214, No. 333-07212 and No. 033-41068 of Koninklijke Ahold N.V. on Form F-3, Form S-3 and Form S-8, as applicable, of our report dated February 17, 2006 relating to the consolidated financial statements of JMR - Gestão de Empresas de Retalho, SA, which appears in this Form 20-F/A of Koninklijke Ahold N.V.

Lisbon, 26 June 2007

PricewaterhouseCoopers & Associates, S.R.O.C., Lda.

represented by:

Jorge Manual Santos Costa, ROC

PricewaterhouseCoopers & Associados - Sociedade de Revisores Oficials de Contas, Lda.

Sede: Palácio Sottomayor, Rua Sousa Martins, 1 - 3°, 1069 - 316 Lisboa

Matriculada na Conservatória de Registo Comercial sob o n° 506 628 752 (ex n°. 11912)

Inscrita na lista dos Revisores Oficials de Contas sob o n° 183 NIPC 506 828 752 Capital Social Euros 217.500 Inscrita na Comissão de Valores Mobillários sob o n° 9077